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                                   EXHIBIT 23

                          Consent of Deloitte & Touche

Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statements 33-89962 and 333-20151 of Stuart Entertainment, Inc. on Form S-8 of our report dated March 14, 1997, appearing in this Annual Report on Form 10-K of Stuart Entertainment, Inc. for the year ended December 31, 1996.




Deloitte & Touche LLP
Omaha, Nebraska

March 28, 1997